Exhibit 15.1
The Board of Directors and Stockholders
Maverick Tube Corporation
We are aware of the incorporation by reference in the Registration Statements (Form S-3 No. 333-111441, Form S-3 No. 333-106976, Form S-3 No. 333-103355, Form S-3 No. 333-61292, Form S-3 No. 333-42144, Form S-3 No. 333-87045, Form S-3 No. 333-83478 and Form S-4 No. 333-120923) and in the related Prospectuses of Maverick Tube Corporation and in the Registration Statements (Form S-8 No. 333-127316, Form S-8 No. 333-115461, Form S-8 No. 33-89526, Form S-8 No. 333-52621, Form S-8 No. 333-30696, and Form S-8 No. 333-46740) pertaining to the Second Amended and Restated Maverick Tube Corporation 2004 Omnibus Incentive Plan, the Maverick Tube Corporation 2004 Stock Incentive Plan for Non-Employee Directors, the Maverick Tube Corporation Amended and Restated 1990 Stock Option Plan, the Maverick Tube Corporation 1994 Stock Option Plan, the Maverick Tube Corporation Director Stock Option Plan, the Maverick Tube Corporation 1999 Director Stock Option Plan, and the Amended and Restated Prudential Steel Ltd. Stock Option Plan of Maverick Tube Corporation of our report dated November 3, 2005 relating to the unaudited condensed consolidated interim financial statements of Maverick Tube Corporation and Subsidiaries that are included in its Form 10-Q for the quarter ended September 30, 2005.
/s/ Ernst & Young LLP
St. Louis, Missouri
November 3, 2005